Exhibit 10.5
                      FOURTH AMENDMENT TO CREDIT AGREEMENT


         THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of July __, 2001, by and among ONKYO AMERICA, INC., an Indiana corporation, as successor by merger to Onkyo Acquisition Corporation, an Indiana corporation (the "Company"), the financial institutions that are or may from time to time become parties to the Credit Agreement (as defined below) (together with their respective successors and assigns, the "Lenders"), and GMAC BUSINESS CREDIT, LLC, a Delaware limited liability company, as agent ("Agent") for the Lenders.

                                   BACKGROUND


         A. Company, Agent and Lenders entered into a Credit Agreement dated as of August 31, 2000 (as amended from time to time, including as amended by this Amendment, the "Agreement").

         B.       The parties wish to amend the Agreement as set forth herein.

         THEREFORE, in consideration of the mutual promises and agreements of the parties hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows:

                              TERMS AND CONDITIONS

1. Incorporation of the Agreement. All capitalized terms which are not defined hereunder shall have the same meanings as set forth in the Agreement, and the Agreement, to the extent not inconsistent with this Amendment, is incorporated into this Amendment by this reference as though the same were set forth in its entirety. To the extent any terms and provisions of the Agreement are inconsistent with this Amendment, such terms and provisions in the Agreement shall be deemed superseded hereby. Except as specifically set forth in this Amendment, the Agreement shall remain in full force and effect and its provisions shall be binding on the parties hereto.

2. Excess Availability. The excess Availability requirement as set forth in
Section 10.6.5 of the Agreement (the "Availability Covenant"), is temporarily reduced from $625,000 to $375,000 through the earlier of September 30, 2001 or the dates set forth below. Through September 30, 2001, the Availability Covenant shall increase as follows:

(a)      At a rate of $75,000 per month commencing August 1, 2001;

(b) By an amount equal to the Company's fiscal 2000 federal income tax refund on the first business day after Company's receipt of such refund; and

(c) By an amount of the net sale proceeds received by the Company from the sale of the Company's residential real estate located in Columbus, Indiana, on the first business day after Company's receipt of such proceeds;

provided, however, that the increase in the Availability Covenant from items (b) and (c) above shall not exceed $250,000 in the aggregate. From and after October 1, 2001, the Availability Covenant shall be $850,000, increasing by $75,000 per month commencing November 1, 2001 and continuing on the first day of each month thereafter until the Availability Covenant is $1,500,000.00.

3. Condition Precedent. This Amendment shall be ineffective unless and until Company receives $275,000 of additional equity or _____________________ subordinated debt on terms acceptable to Agent.

4. Representations, Covenants and Warranties; No Default. Except for the representations and warranties of Company made as of a particular date, the representations, covenants and warranties set forth in Section 9 of the Agreement shall be deemed remade as of the date hereof by Company; provided, however, that any and all references to the Agreement in such representations and warranties shall be deemed to include this Amendment. Except for financial covenant defaults referenced in Agents' April 10, 2001 letter to Company, no Event of Default has occurred and is continuing and no event has occurred and is continuing which, with the lapse of time, the giving of notice, or both, would constitute such an Event of Default under the Agreement.

5. Fees and Expenses. The Company agrees to pay on demand all costs and expenses of or incurred by Agent and Lenders in connection with the evaluation, negotiation, preparation, execution and deliver of this Amendment and the other instruments and documents executed and delivered in connection with the transactions described herein (including the filing or recording thereof), including, but not limited to, the fees and expenses of counsel for the Agent and any future amendments to the Agreement.

6. Effectuation. The amendments to the Agreement contemplated by this Amendment shall be deemed effective immediately upon the full execution of this Amendment and without any further action required by the parties hereto. There are no conditions precedent or subsequent to the effectiveness of this Amendment.

7. Continuing Effect. Except as otherwise specifically set forth herein, the provision of the Agreement shall remain in full ------------------ force and effect.

8. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, and ____________________ all of which together shall constitute one and the same instrument.

ONKYO AMERICA, INC. f/k/a
Onkyo Acquisition Corporation

By:     -----------------------------------------------

Name:   -----------------------------------------------

Title:  -----------------------------------------------



GMAC BUSINESS CREDIT, LLC

as Agent


By:     -----------------------------------------------

0ame:   -----------------------------------------------

Title:  -----------------------------------------------


GMAC BUSINESS CREDIT, LLC
as Lender


By:     --------------------------------------------------

Name:   --------------------------------------------------

Title:  --------------------------------------------------



NATIONAL CITY BANK OF INDIANA

as Lender


By:     --------------------------------------------------

Name:   --------------------------------------------------

Title:  --------------------------------------------------

                              OFFICERS' CERTIFICATE

The undersigned, a duly authorized officer of ONKYO AMERICA, INC. f/k/a Onkyo Acquisition Corporation, INC. ("Company"), certifies to GMAC Business Credit, LLC ("Agent") as follows:

         1. Company has requested that Agent and Lenders amend the Credit Agreement dated August 31, 2000 (as amended, the " Agreement") as provided in the Fourth Amendment to Credit Agreement dated as of July __, 2001 (the "Amendment").

         2. No further approvals or authorizations are necessary for Company to execute the Amendment or any notes, agreements or documents executed or delivered in connection with the Amendment.


---------------,


Title: _________________________


Dated:  July ___, 2001

                 REAFFIRMATION OF GUARANTIES AND LOAN DOCUMENTS

     The undersigned (the "Guarantors") hereby acknowledge and consent to the amendment of the Agreement contained in the foregoing Fourth Amendment to Credit Agreement, acknowledge and reaffirm their obligations owing to Agent and Lenders under those certain Guaranties dated August 31, 2000 (the "Guaranties) and any other Loan Documents to which they are a party, and agree that such Guaranties and Loan Documents are and shall remain in full force and effect. Although Guarantors have been informed of the matters set forth herein and have acknowledged and agreed to the same, Guarantors understand that Lenders have no obligation to inform Guarantors of such matters in the future or to seek the Guarantors' acknowledgment or agreement to future amendments or waivers, and nothing herein shall create such a duty.


GLOBAL TECHNOVATIONS, INC.

By:

Title:


ONKYO AMERICA SPECIALTY PRODUCTS, INC.

By:

Title: